Exhibit 10.103
TRANSITION AGREEMENT
This Transition Agreement (the “Agreement”) is entered into by and between Brent E. Wahl (“Executive”) and NextDecade LNG, LLC (the “Company”) as of October 16, 2025 (the “Execution Date”). The purpose of this Agreement is to provide for the transition of Executive’s role with the Company from that of Chief Financial Officer of the Company to that of a non-employee consultant to the Company, and to settle and resolve any and all disputes and controversies of any nature existing between Executive and the Company, including, but not limited to, any claims arising out of Executive’s employment with, and separation from, the Company.
1.Separation of Employment. Executive’s last day of employment with the Company shall be October 20, 2025 (the “Employment Separation Date”). Effective as of the Employment Separation Date, Executive’s employment with the Company and all of its affiliates shall terminate and Executive shall cease to be an employee of all of the foregoing and such termination shall result in the Executive’s resignation from any office currently held by the Executive including Treasurer of the NextDecade Political Action Committee.
2.Accrued Obligations. Executive acknowledges and agrees that the Company will pay to Executive (i) all accrued salary and all accrued, unused paid time off through the Employment Separation Date, and (ii) any unreimbursed business expenses incurred by Executive, in accordance with Company policy, prior to the Employment Separation Date (collectively, the “Accrued Obligations”). Except as set forth in Section 6, any outstanding and unvested stock awards will automatically be terminated and forfeited as of the Employment Separation Date, and Executive shall have no further right to or interest in any such awards. Executive acknowledges and agrees that Executive shall not be entitled to be granted additional Company equity-based awards.
3.Withholdings and Other Deductions. All cash compensation payable to Executive hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
4.Warranty. Executive acknowledges that all payments and benefits under Section 6 of this Agreement constitute additional compensation to which Executive would not be entitled except for Executive’s decision to sign this Agreement and to abide by the terms of this Agreement. Executive acknowledges that, upon receipt of the Accrued Obligations, Executive has received (i) all monies and other benefits due to Executive as a result of his employment with and termination of employment from the Company, and (ii) has no right, title, or interest in or entitlement to any other payments or benefits other than as set forth in this Agreement, including with respect to any annual bonus. Executive further represents that to the best of Executive’s knowledge he has not sustained a work-related injury or illness which he has not previously reported to the Company.
5.Consulting Services.
(a)Subject to the provisions for earlier termination hereinafter provided, for a period commencing as of the Employment Separation Date and ending on December 31, 2025 (such date, the “Consulting End Date” and such period, the “Consulting Period”), Executive shall provide the following consulting services with regard to the business and operations of the Company, its subsidiaries and its affiliates, in each case as reasonably requested by the Company: (i) consultation and participation with Company matters; (ii) consultation and assistance with respect to services performed during the course of Executive’s employment with the Company, and (iii) reasonable cooperation with the Company in accomplishing a smooth and orderly transition in the transfer of Executive’s prior employment responsibilities to other employees of the Company, particularly including pending matters of which Executive has the principal knowledge and background information (collectively, the “Services”).

(b)Executive shall devote such time as is necessary for the proper performance of the Services, and is not expected to perform such Services at the Company’s principal location in Houston, Texas.

6.Compensation for Services. In consideration of, and subject to and conditioned upon (1) Executive’s continued Service during the Consulting Period, although if the Company terminates this Agreement without cause during the Consulting Period, then Executive will be considered to have provided Services through the end of the Consulting Period, (2) Executive’s continued compliance with the terms and conditions of Sections 8-11, 14 and 18 of this Agreement and the Grant Agreement (defined below), (3) Executive’s execution and non-revocation of a general release in the form attached hereto as Exhibit A (the “Release”) and (4) the Company taking a positive final investment decision on the fifth liquefaction train of the Rio Grande LNG export facility on or before the Employment Separation Date, the restricted stock unit award (the “FID Train 5 Equity Award”) granted to Executive pursuant to that certain Performance-Based Restricted Stock Unit Award Agreement dated as of September 16, 2025 (the “Grant Agreement”) shall remain outstanding and continue to vest in accordance with its terms, as though Executive had remained employed through the vesting dates contained therein; however, all taxes—income and employment—on post-separation vesting events are solely the responsibility of the Executive. The Company will not gross up any taxes on such awards and the Executive agrees to indemnify and reimburse the Company for any tax liabilities, penalties or interest arising from such vesting events.
7.Termination of Consulting Relationship. Notwithstanding the provisions of Sections 5 and 6 hereof, this Agreement may be terminated prior to the Consulting End Date by the Company at any time and for any reason upon 30 days’ prior written notice to Executive.
8.Return of Company Property. Executive represents and warrants that he shall, prior to the Employment Separation Date, return to the Company any and all property and equipment of the Company, including (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices), access or credit cards, Company identification, and all other property belonging to the Company in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any Confidential Information (as defined below), including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and that Executive shall not make or retain any copy or extract of any of the foregoing. Additionally, Executive acknowledges that, as of the Employment Separation Date, Executive will not have access to the Company’s intranet or Executive’s Company email address.

9.Reaffirmation of Restrictive Covenants. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that Executive previously agreed to certain restrictive covenants as set forth in Section 7 of the Grant Agreement. Executive hereby acknowledges and agrees that such provisions shall remain in full force and effect in accordance with their terms and that Executive shall be bound by their terms and conditions.
10.Protection of Confidential Information. The Executive understands and acknowledges that during the course of employment with the Company, the Executive has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Executive and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties ("Confidential Information"). The Executive further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Executive may cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.
For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, algorithms, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.
The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Executive understands and agrees that Confidential Information developed by the Executive in the course of the Executive’s employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that is or becomes generally available to and known by the public at the time of disclosure to the Executive, provided that the disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf.
The Executive agrees and covenants to (i) treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company; and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company.

The Executive understands and acknowledges that the Executive’s obligations under this Agreement regarding any particular Confidential Information shall continue until the Confidential Information has become public knowledge other than as a result of the Executive’s breach of this Agreement or a breach by those acting in concert with the Executive or on the Executive’s behalf.

Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency or regulating authority of any national or state bar of which Executive is a member in good standing, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Executive shall promptly provide written notice of any such order to an authorized officer of the Company.

Nothing in this Agreement prohibits or restricts the Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal or state regulatory authority ("Government Agencies"). The Executive further understands that this Agreement does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency without notice to the Company. This Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agencies.

11.Ongoing Cooperation. Subject to Section 10, Executive agrees that Executive will assist and cooperate with the Company and its affiliates (including its personnel) during the Consulting Period (i) concerning reasonable requests for information about the business of the Company or its affiliates or Executive’s involvement and participation therein, (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive, and (iii) and in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including, without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive’s reasonable cooperation shall include, but not be limited to, being reasonably available to meet and speak with officers or employees of the Company, its affiliates and/or their counsel at reasonable times and locations, , appearing at the Company’s reasonable request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. Failure to comply with the above reasonable requests will be considered a material breach of this Agreement. In requesting such services, the Company and Executive will confer and cooperate in good faith with respect to other commitments that Executive may have at the time of the request. The Company shall reimburse Executive for any reasonable, out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this Section for which Executive has obtained prior approval from the Company, and in the event that the services performed by Executive at the request of the Company pursuant to this Section require a material or ongoing time commitment by Executive, the parties will in good faith negotiate the amount of compensation to be paid by the Company to Executive with respect to such services.
12.Independent Contractor. Executive expressly acknowledges and agrees that, as of the Employment Separation Date, he is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Except as expressly contemplated by this Agreement, as of the Employment Separation Date the Company shall not be obligated to (i) pay on the account of Executive any unemployment tax or other taxes required under the law to be paid with respect to employees, (ii) withhold any monies from the fees of Executive for income tax purposes or (iii) provide Executive with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance. Notwithstanding Executive’s status as an independent contractor of the Company, for tax purposes, the Company may treat any amounts payable to Executive hereunder or under any Company equity award as compensation for service as an employee of the Company prior to the Employment Separation Date and may subject such amounts to withholding in accordance with law applicable to compensation for services paid to an employee or former employee. Executive acknowledges and agrees that Executive is obligated to report as income all compensation received by Executive under Section 6 of this Agreement, and to pay any applicable income, self-employment and other taxes thereon. Executive and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment to Executive at any time.
13.Code Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

14.Confidentiality of Transition Agreement. Executive has agreed that, except as may be required by law, neither Executive nor any member of Executive’s family, nor anyone employed by Executive or under Executive’s authority or control, shall disclose to any individual or entity the terms of this Agreement or the circumstances of Executive’s separation from the Company; provided, however, that the foregoing shall not prohibit Executive from (i) disclosing the terms and conditions of this Agreement to Executive’s attorneys, tax advisors, accountants, health care providers, and/or immediate family members (collectively, “Executive’s Confidants”), on a need-to-know basis only, provided that Executive informs Executive’s Confidants of this Section 14 and they agree to keep any such disclosed information strictly confidential, or (ii) disclosing any information to the extent that such a prohibition violates the NLRA or other applicable law. In the event any such disclosure is made in violation of this Section 14, any outstanding obligations of the Company hereunder shall immediately terminate, and any payments previously made by the Company hereunder shall be returned to the Company. Executive understands and agrees that this Section 14 is a material provision of this Agreement and that any breach of this Section 18 by Executive or Executive’s Confidants shall be a material breach of this Agreement.
15.Survival. Section 6 (Compensation for Services), Section 9 (Reaffirmation of Restrictive Covenants), Section 10 (Protection of Confidential Information), Section 11 (Ongoing Cooperation), Section 12 (Independent Contractor) and Section 14 (Confidentiality of Transition Agreement) hereof shall survive any termination of this Agreement and shall continue in effect.
16.Governing Law. This Agreement shall be construed under the laws of the State of Texas, both procedural and substantive.
17.Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.
18.Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.
19.Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.
20.Assignment. This Agreement is personal to Executive and shall not be assignable by Executive. The rights of the Company under this Agreement may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns.
21.Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

22.Entire Agreement/Integration. This Agreement, together with the Grant Agreement (as amended by this Agreement) and the Release, constitute the entire agreement between Executive and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Agreement. No amendments to this Agreement will be valid unless written and signed by Executive and an authorized representative of the Company.

23.Consultation with Counsel. Executive acknowledges (i) that Executive has thoroughly read and considered all aspects of this Agreement, that Executive understands all its provisions and that Executive is voluntarily entering into this Agreement, (ii) that he has been represented by, or had the opportunity to be represented by independent counsel of his own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company, and (iii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment. Without limiting the generality of the foregoing, Executive acknowledges that he has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to him of this Agreement and the payments hereunder, and that he is relying solely on the advice of his independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
24.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email or facsimile and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:
If to Executive:

At Executive’s last known address evidenced on the Company’s payroll records.

If to the Company:

Vera de Gyarfas
NextDecade LNG, LLC
1000 Louisiana Street, Suite 3300
Houston, TX 77002
Email: ***
Phone: ***

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE AGREES TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND HEREBY.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

NEXTDECADE LNG, LLC

By:    /s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel and Secretary

EXECUTIVE

/s/ Brent Wahl
Brent Wahl

EXHIBIT A

GENERAL RELEASE AGREEMENT

This General Release of Claims (this “Release”) is made by Brent E. Wahl (“Executive”) in favor of NextDecade LNG, LLC (the “Company”) and the “Releasees” (as defined below), as of the date of Executive’s execution of this Release. Capitalized terms used but not defined herein shall have their respective meanings contained in the Agreement (as defined below).
1.Release by Executive. In exchange for the benefits set forth in the Transition Agreement entered into by and between the Company and Executive, (the “Agreement”) to which this Release is an exhibit, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive and the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the "Releasors") agree unconditionally and forever to release and discharge the Company and the Company’s affiliated, related, parent and subsidiary corporations, as well as their respective past and present parents, subsidiaries, affiliates, associates, members, stockholders, employee benefit plans, attorneys, agents, representatives, partners, joint venturers, predecessors, successors, assigns, insurers, owners, employees, officers, directors and all persons acting by, through, under, or in concert with them, or any of them (hereinafter the “Releasees”) from any and all manner of claims, actions, causes of action, in law or in equity, demands, rights, or damages of any kind or nature which he may now have, or ever have, whether known or unknown, fixed or contingent, including any claims, causes of action or demands of any nature (hereinafter called “Claims”), that Executive now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to Executive’s execution of this Release. The Claims released hereunder specifically include, but are not limited to,
(i)    any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), any claims arising under the Texas Labor Code including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act, all including any amendments and their respective implementing regulations, any and all claims arising under Texas common law, including but not limited to a Sabine Pilot claim and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)    except for the exceptions identified in Section 2(d), any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(iii)    any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
(iv)    any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, the Texas Workforce Commission, Civil Rights Division, or other similar federal or state administrative agencies (including any law enforcement agency or stock exchange), although the Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation; (C) indemnification rights the Executive has against the Company; (D) any right to file an unfair labor practice charge under the National Labor Relations Act; and (E) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.
2. Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive in the Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time through the date of the Executive’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that:
(i)    the Executive has read this Agreement in its entirety and understands all of its terms;
(ii)    by this Agreement, the Executive has been advised in writing to consult with an attorney of the Executive's choosing before signing this Agreement;
(iii)    the Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)    the Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled;
(v)    the Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Executive's choice, although the Executive may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;
(vi)    the Executive understands that the Executive has seven (7) days after signing this Agreement to revoke the release in this paragraph (“Revocation Period”) by delivering notice of revocation to Vera de Gyarfas at the Company, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002, ***, by email with confirmation of delivery before the end of this seven-day period; and
(vii)    the Executive understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Executive signs this Agreement.
In exchange for the Releasors' waiver and release of claims against the Released Parties, and non-revocation of any portion of that release, the Company expressly waives and releases any and all claims against the Executive that may be waived and released by law with the exception of claims arising out of or attributable to: (i) events, acts, or omissions taking place after the Parties' execution of the Agreement; (ii) the Executive’s breach of any terms and conditions of the Agreement; and (iii) the Executive’s criminal activities or intentional misconduct occurring during the Executive’s employment with the Company which are discovered after the Employment Separation Date.
2.Representations. Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and Executive agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Executive under this indemnity. Executive agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Executive agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
3.No Actions. Executive represents and warrants to the Company that Executive has no pending actions, Claims or charges of any kind. Executive agrees that if Executive hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then Executive will pay to the Releasees against whom such Claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or Claim; provided, however, that Executive shall not be obligated to pay the Releasees’ attorneys’ fees to the extent such fees are attributable to: (i) claims under the ADEA or a challenge to the validity of the release of claims under the ADEA; or (ii) Executive’s right to file a charge with the EEOC; however, Executive hereby waives any right to any damages or individual relief resulting from any such charge.
4.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit Executive from: (i) filing a charge of discrimination, harassment or retaliation with the Equal Employment Opportunity Commission or similar state or local administrative agency; provided, that Executive does release Executive’s right to obtain damages or other relief in connection with such charge; (ii) communicating with, cooperating with, providing information to, or receiving financial awards from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice, without notice to the Company; (iii) engaging in concerted activity under Section 7 of the U.S. National Labor Relations Act, if Executive was a non-supervisory employee; and (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the undersigned has reason to believe is unlawful. Further, Executive acknowledges that the Company has provided the undersigned notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”
5.Miscellaneous.
(a)No Admission. Executive understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.
(b)Severability. If any sentence, phrase, section, subsection or portion of this Release is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Release, which shall remain fully valid and enforceable.
(c)Headings. The headings in this Release are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Release.

(d)Construction of Agreement. Executive has been represented by, or had the opportunity to be represented by, counsel in connection with the negotiation and execution of this Release. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.
(e)Entire Agreement/Integration. This Release, together with the Agreement, and the Award Agreement evidencing the FID Train 5 Equity Award (as amended by the Agreement) constitutes the entire agreement between Executive and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Release. No amendments to this Release will be valid unless written and signed by Executive and an authorized representative of the Company.

Date:____________________